UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2012

Virginia Commerce Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-28635	54-1964895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5350 Lee Highway, Arlington, Virginia 22207

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 703.534.0700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 1, 2012, Virginia Commerce Bancorp, Inc. (the “Company”) and its wholly-owned banking subsidiary Virginia Commerce Bank (the “Bank”) entered into an employment agreement with Peter A. Converse setting forth the terms and conditions of Mr. Converse’s employment as the President and Chief Executive Officer of the Company and the Bank (the “Converse Agreement”). On March 1, 2012, the Company and the Bank entered into an employment agreement with Mark S. Merrill setting forth the terms and conditions of Mr. Merrill’s employment as the Chief Financial Officer of the Company and the Executive Vice President and Chief Financial Officer of the Bank (the “Merrill Agreement”). On March 1, 2012, the Bank entered into an employment agreement with Richard B. Anderson, Jr., setting forth the terms and conditions of Mr. Anderson’s employment as the Executive Vice President and Chief Lending Officer of the Bank (the “Anderson Agreement”). On March 1, 2012, the Bank entered into an employment agreement with Steven A. Reeder setting forth the terms and conditions of Mr. Reeder’s employment as the Executive Vice President and Chief Deposit Officer of the Bank (the “Reeder Agreement”). On March 1, 2012, the Bank entered into an employment agreement with Patricia M. Ostrander setting forth the terms and conditions of Ms. Ostrander’s employment as the Executive Vice President and Chief Administrative Officer of the Bank (the “Ostrander Agreement”). On March 1, 2012, the Bank entered into an employment agreement with Christopher J. Ewing setting forth the terms and conditions of Mr. Ewing’s employment as the Executive Vice President and Chief Operations Officer of the Bank (the “Ewing Agreement”). Collectively, the Converse Agreement, Merrill Agreement, Anderson Agreement, Reeder Agreement, Ostrander Agreement and Ewing Agreement are referred to as the “Executive Employment Agreements.”

Each Executive Employment Agreement is effective as of March 1, 2012. The initial term of each Executive Employment Agreement continues until February 28, 2014 and will renew for successive one-year periods unless either party provides written notice of non-renewal.

General. Payments and benefits under each Executive Employment Agreement are subject to compliance with the CPP Requirements (discussed below) and to certain bank regulatory requirements. The Executive Employment Agreements provide for annual base salary, subject to periodic review and adjustment by the Company’s Board of Directors or its designees for Mr. Converse and Mr. Merrill, and by the Bank’s Board of Directors or its designees for Ms. Ostrander and Messrs. Anderson, Reeder and Ewing. Each Executive Employment Agreement provides that the executive is eligible to receive equity awards in accordance with the terms and conditions of the Virginia Commerce Bancorp, Inc. 2010 Equity Plan, or any successor or replacement plan (the “2010 Equity Plan”), and is eligible to participate in the Executive Incentive Plan, the Company’s annual bonus plan for executives. In addition, each Executive Employment Agreement provides that the executive is eligible to participate in any employee benefit plans maintained by the Bank (or by the Company and the Bank for Mr. Converse and Mr. Merrill) for the benefit of its senior executives, such as group medical, disability and life insurance, vacation and sick leave, and a retirement plan. Each Executive Employment Agreement also provides that the executive will be reimbursed for reasonable business expenses. The Converse Agreement also provides that the Company will pay or reimburse Mr. Converse for country club fees and dues.

The Converse Agreement provides that the Company will provide Mr. Converse with the use of a car during the term of the agreement and will pay all operational expenses, including taxes, insurance, gasoline, oil, maintenance and other similar expenses. Each Executive Employment Agreement other than the Converse Agreement provides that the executive will receive a monthly car allowance of $500 during the term of the agreement.

The Merrill Agreement also provides that Mr. Merrill will receive a one-time signing bonus of $30,000 that must be repaid if Mr. Merrill voluntarily terminates employment or is terminated by the Company and the Bank for cause on or before December 31, 2012. Mr. Merrill was also granted an initial award of 3,333 shares of long-term restricted stock of the Company under the 2010 Equity Plan, and will be reimbursed for meals and accommodations up to $3,000 per month during the first 120 days of employment.

The Ewing Agreement also provides that Mr. Ewing’s one-time signing bonus of $20,000 must be repaid if Mr. Ewing voluntarily terminates employment or is terminated by the Bank for cause before November 15, 2012.

Base Salary. The Converse Agreement provides for an initial annual base salary of $471,292. The Merrill Agreement provides for an initial annual base salary of $250,000. The Anderson Agreement provides for an initial annual base salary of $276,925. The Reeder Agreement provides for an initial annual base salary of $250,000. The Ostrander Agreement and the Ewing Agreement each provide for an initial annual base salary of $210,000. The initial annual base salary of each executive is subject to periodic review and adjustment as discussed above.

Termination Due to Incapacity or Death. Each Executive Employment Agreement provides that if the executive’s employment is terminated due to Incapacity (as defined in the Executive Employment Agreements), the executive is entitled to (1) any unpaid base salary for the time worked through the date of termination; (2) any incentive or bonus compensation due and owing pursuant to the terms of any incentive or bonus plan; and (3) any benefits due and owing pursuant to the terms of any other plans, policies or programs (the payments and benefits described in (1) through (3) are collectively referred to as the “Accrued Obligations”), and, if the termination occurs on or after October 1 of a calendar year but before the end of that year, the executive will be eligible to receive a portion of the annual bonus, if any, to which he or she would have been entitled under the Executive Incentive Plan for that year (the “Pro-Rata Bonus”). Each Executive Employment Agreement provides that if the executive’s employment is terminated due to death, his or her spouse or estate is entitled to the Accrued Obligations, the Pro-Rata Bonus, and the continued payment of the executive’s then-current salary for three months.

Termination Without Cause or For Good Reason Not in Connection with a Change of Control. Each Executive Employment Agreement other than the Converse Agreement provides that if the executive’s employment is terminated without Cause (as defined in the Executive Employment Agreements) or if the executive terminates his or her employment for Good Reason (as defined in the Executive Employment Agreements), the executive is entitled to (1) the Accrued Obligations; and, if the executive delivers a general release to the Bank (or to the Company and the Bank for Mr. Merrill), he or she will be entitled to (2) the continued payment of his or her then-current salary for the remaining term of the agreement or for 12 months, whichever is greater; (3) the Pro-Rata Bonus; (4) up to 12 months of continued health care coverage for the executive and his or her spouse and dependents, subject to certain limitations; and (5) accelerated vesting of outstanding equity awards under the 2010 Equity Plan (the payments and benefits described in (1) through (5) are collectively referred to as the “Severance Benefits”). The Converse Agreement includes the same provisions (including the requirement that Mr. Converse deliver a general release to the Company and the Bank in order to be entitled to the payments and benefits described in (2) through (5)), except that the Severance Benefits for Mr. Converse will include up to 18 months of continued health care coverage for Mr. Converse and his spouse and dependents, subject to certain limitations. Each Executive Employment Agreement provides that the Severance Benefits shall cease if the executive fails to comply with certain covenants following the termination of his or her employment. For the remaining term of the agreement or for 12 months after his or her employment ceases, whichever is greater, the executive will not engage in Competition (as defined in the Executive Employment Agreements) with the Bank (or with the Company or the Bank for Mr. Converse and Mr. Merrill) (the “Non-Competition Covenant”) and, during that same period, will not solicit, divert or do business with certain depositors or customers of the Bank if the purpose is to provide products or services that compete with the Bank (the “Non-Piracy Covenant”). In addition, for a period of 12 months after his or her employment ceases, the executive will not hire or solicit for hire or induce any person to cease his or her employment with the Bank (or with the Company or the Bank for Mr. Converse and Mr. Merrill), if the purpose is to compete with the Company and/or the Bank (the “Non-Solicitation Covenant”). Finally, for a period of five years after his or her employment ceases, or for such longer period as may be required by law, the executive will not use or disclose the confidential information of the Bank (or of the Company or the Bank for Mr. Converse and Mr. Merrill) except as described in the Executive Employment Agreement (the “Non-Disclosure Covenant”). In the event the executive violates the Non-Competition Covenant, the Non-Piracy Covenant, the Non-Solicitation Covenant or the Non-Disclosure Covenant, the Severance Benefits shall cease to be paid, provided that, in the event the Bank (or the Company and the Bank for Mr. Converse and Mr. Merrill) are not permitted to pay the Severance Benefits as a result of the CPP Requirements or bank regulatory requirements, the period of the Non-Competition Covenant and the Non-Piracy Covenant shall be reduced to six months from the date the executive’s employment ceases.

Termination Without Cause or For Good Reason Within One Year Following a Change of Control. Each Executive Employment Agreement other than the Converse Agreement provides that if the executive’s employment is terminated without Cause within one year following a Change of Control (as defined in the Executive Employment Agreements) or if the executive terminates his or her employment for Good Reason within one year following a Change of Control, then, instead of the Severance Benefits described above, the executive is entitled to (1) the Accrued Obligations; and, if the executive delivers a general release to the Bank (or to the Company and the Bank for Mr. Merrill), he or she will be entitled to (2) an amount equal to two times his or her then-current salary, payable over 24 months; (3) the Pro-Rata Bonus; and (4) up to 24 months of continued health care coverage for the executive and his or her spouse and dependents, subject to certain limitations (the payments and benefits described in (1) through (4) are collectively referred to as the “Change of Control Benefits”). The Converse Agreement includes the same provisions (including the requirement that Mr. Converse deliver a general release to the Company and the Bank in order to be entitled to the payments and benefits described in (2) through (4)), except that the Change of Control Benefits for Mr. Converse will include 2.99 times his then-current salary and up to 36 months of continued health care coverage for Mr. Converse and his spouse and dependents, subject to certain limitations. In the event the executive’s employment is terminated without Cause within one year following a Change of Control or if the executive terminates his or her employment for Good Reason within one year following a Change of Control, the executive will be obligated to comply with the Non-Competition Covenant, the Non-Piracy Covenant, the Non-Solicitation Covenant and the Non-Disclosure Covenant, provided that the period of the Non-Competition Covenant and the Non-Piracy Covenant shall be increased to 24 months from the date the executive’s employment ceases for such reason within one year following a Change of Control, and provided further that, in the event the Bank (or the Company and the Bank for Mr. Converse and Mr. Merrill) are not permitted to pay the Change of Control Benefits as a result of the CPP Requirements or bank regulatory requirements, the Non-Competition Covenant and the Non-Piracy Covenant shall be eliminated. In the event the executive violates the Non-Competition Covenant (if applicable and as extended to 24 months), the Non-Piracy Covenant (if applicable and as extended to 24 months), the Non-Solicitation Covenant or the Non-Disclosure Covenant, the Change of Control Benefits shall cease to be paid.

Each Executive Employment Agreement provides that it is intended that any payment made or benefit provided to the executive under the agreement shall not constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). If the Company’s auditors determine that any payment or benefit to be made or provided to the executive in connection with a Change of Control would be nondeductible by the Bank (or by the Company or the Bank for Mr. Converse and Mr. Merrill) under Section 280G of the Code, then the amounts payable under the Executive Employment Agreement and all other agreements between the executive and the Bank (or between the executive and the Company and the Bank for Mr. Converse and Mr. Merrill) will be reduced to one dollar less than the maximum amount which may be paid without causing such payment or benefit to be nondeductible. Each Executive Employment Agreement also provides that all of its provisions are to be construed so as to comply with the requirements of Section 409A of the Code or to comply with an exemption from the application of Section 409A of the Code.

Termination For Cause or Other Than For Good Reason. Each Executive Employment Agreement provides that if the executive’s employment is terminated for Cause or if the executive terminates his or her employment other than for Good Reason, regardless whether the termination occurs within one year following a Change of Control, the executive is entitled to the payment of any unpaid base salary for the time worked through the date of termination and the payment of any benefits due and owing pursuant to the terms of any plans, policies or programs.

Limitations of the CPP Requirements. As a result of the Company’s participation in the Troubled Asset Relief Program Capital Purchase Program (the “CPP”), the Company and the Bank are subject to, among other things, the executive compensation requirements of Section 111(b) of the Emergency Economic Stabilization Act of 2008, as amended from time to time, as such requirements are implemented through the guidance and regulations issued by the U.S. Department of the Treasury with respect to the CPP, as such guidance and regulations may be amended from time to time (collectively, the “CPP Requirements”). Certain restrictions apply to those Company or Bank employees who are considered senior executive officers of the Company (“SEOs”) and other restrictions apply to the five Company or Bank employees whose annual compensation is determined to be the highest among all Company or Bank employees (“MHCEs”). The list of SEOs and MHCEs for purposes of the CPP Requirements is determined by the Company annually and may change from year to year.

As a result of the CPP Requirements, the each Executive Employment Agreement describes certain payments and benefits that the executive will be unable to accrue or receive while he or she is an SEO and/or one of the five MHCEs prior to the time the Company repays the investment it received under the CPP. Each Executive Employment Agreement contains a CPP “catch-all” provision that essentially provides the payments and benefits will be limited or prohibited to the extent required by the CPP Requirements. Until the Company repays the investment it received under the CPP, executives who are considered SEOs (which, as of the date of this Current Report on Form 8-K, includes each executive signing an Executive Employment Agreement other than Mr. Ewing) generally are unable to receive or accrue any payments, benefits or accelerated vesting of equity awards triggered by a Change of Control or by a departure from the Company or Bank, as applicable, other than compensation earned for services rendered or accrued benefits. In addition, until the Company repays the investment it received under the CPP, executives who are among the Company’s five MHCEs (which, as of the date of this Current Report on Form 8-K, includes Mr. Converse) generally are prohibited from receiving any bonus, incentive compensation or retention awards, other than certain long-term restricted stock and/or restricted stock units under the 2010 Equity Plan. The Executive Incentive Plan provides that the bonus payment amount for any participant who is subject to a bonus prohibition under the CPP Requirements during a plan year or on the payment date for a plan year will be converted into and paid in the form of performance units payable in cash (or such other form of long-term restricted stock award selected by the Company’s Board of Directors) under the 2010 Equity Plan, as permitted by the CPP Requirements. The base salaries and fringe benefits provided under the Executive Employment Agreements are not limited by the CPP Requirements.

The above summary of the material terms of the Executive Employment Agreements is qualified in its entirety by reference to the full text of the Converse Agreement, which is attached as Exhibit 10.14 to this Current Report on Form 8-K, the Merrill Agreement, which is attached as Exhibit 10.15 to this Current Report on Form 8-K, the Anderson Agreement, which is attached as Exhibit 10.16 to this Current Report on Form 8-K, the Reeder Agreement, which is attached as Exhibit 10.17 to this Current Report on Form 8-K, the Ostrander Agreement, which is attached as Exhibit 10.18 to this Current Report on Form 8-K, and the Ewing Agreement, which is attached as Exhibit 10.19 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a) Financial statements of business acquired. Not applicable.

(b) Pro forma financial information. Not applicable.

(c) Shell company transactions. Not applicable.

(d) Exhibits.

10.14	Employment Agreement, dated as of March 1, 2012, by and among Virginia Commerce Bancorp, Inc., Virginia Commerce Bank, and Peter A. Converse

10.15	Employment Agreement, dated as of March 1, 2012, by and among Virginia Commerce Bancorp, Inc., Virginia Commerce Bank, and Mark S. Merrill

10.16	Employment Agreement, dated as of March 1, 2012, between Virginia Commerce Bank and Richard B. Anderson, Jr.

10.17	Employment Agreement, dated as of March 1, 2012, between Virginia Commerce Bank and Steven A. Reeder

10.18	Employment Agreement, dated as of March 1, 2012, between Virginia Commerce Bank and Patricia M. Ostrander

10.19	Employment Agreement, dated as of March 1, 2012, between Virginia Commerce Bank and Christopher J. Ewing

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA COMMERCE BANCORP, INC.

By:	/s/ Peter A. Converse
Peter A. Converse, President and Chief Executive Officer

Dated: March 7, 2012

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